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                                                                    EXHIBIT 99.7


                            NON-COMPETITION AGREEMENT


         THIS NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into as of this 19th day of July, 2000, between HEADHUNTER.NET, INC. a Georgia corporation ("Purchaser") and BERNARD HODES GROUP INC. a Delaware corporation ("Seller").

                                  WITNESSETH:

         WHEREAS, Seller owns a majority of the fully diluted capital stock of Career Mosaic Inc. ("Career Mosaic");

         WHEREAS, Purchaser owns one hundred percent of Resume Acquisition Corporation ("Merger Sub");

         WHEREAS, pursuant to that certain Agreement and Plan of Merger dated April 15, 2000 (as the same may be amended, the "Merger Agreement"), among Omnicom Group Inc., Seller, Career Mosaic, Purchaser, Merger Sub and ITC Holding Company, Inc., Purchaser is acquiring Career Mosaic via the merger of Career Mosaic with and into Merger Sub;

         WHEREAS, Seller, through certain of its subsidiaries and operating divisions, has been and is engaged in the business of creating and operating online multi-company commercial job posting boards via the Internet (the "Business Activities");

         WHEREAS, prior to the date hereof, Seller, through certain of its subsidiaries and operating divisions, has been actively involved in the Business Activities, and Seller and such subsidiaries therefore have acquired intimate knowledge of, and experience related to, the Business Activities, which if exploited by Seller and such subsidiaries or operating subsidiaries in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Purchaser to derive the benefit or value for which it bargained in the acquisition of Career Mosaic and its business under the Merger Agreement; and

         WHEREAS, the Merger Agreement requires Seller to enter into this Agreement with Purchaser as a condition precedent to the consummation of the transactions contemplated in the Merger Agreement, this Agreement is a material inducement to Purchaser to consummate the transactions contemplated in the Merger Agreement, and Purchaser would be unwilling to consummate such transactions if Seller did not enter into this Agreement.

         NOW THEREFORE, in consideration of the foregoing, the premises, the mutual covenants and restrictions contained herein and in the Merger Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:
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         1.       CAPITALIZED TERMS. Except as otherwise specified in this
Agreement, all capitalized terms used but otherwise not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         2. CONSIDERATION. In consideration of Seller entering into and abiding by the terms of this Agreement, Purchaser agrees to consummate the Merger and acquire Career Mosaic as set forth in the Merger Agreement.

         3.       COVENANT NOT TO COMPETE.

                  (a) As a material inducement to Purchaser to consummate the Merger and the other transactions contemplated in the Merger Agreement, Seller agrees that for a period of one (1) year after the Effective Time (the "Term"), Seller will not, directly or indirectly, engage in the Business Activities or own, manage, operate, control or participate in as a 10% or greater shareholder, partner, member or joint venturer, any company which engages in the Business Activities; provided however, that this Section 3(a) shall not (i) prohibit Seller from providing advisory or consulting services to clients in developing their online job boards for their own job opportunities or
(ii) in any way restrict any of the activities of Recruitsoft.com Inc. For purposes of this Section 3, the term "Seller" shall be deemed to include each subsidiary of Seller, whether now formed or formed in the future.

                  (b) Seller agrees that (i) the Term and the scope of the covenants set forth in (a) above are reasonable and are necessary to protect the legitimate business interests of Purchaser and (ii) because the Business Activities primarily are conducted on the Internet, which has global reach, there is no reasonable geographic are as to which the restrictive covenants set forth in Section 3(a) above could be limited and which would still adequately protect the legitimate business interests of Purchaser and its current shareholders; thus, in place of a geographical limitation, the Business Activities have been limited to business conducted on the Internet and the provisions of Section 3(a) do not prohibit, prevent or attempt to dissuade Seller from competing with the Purchaser with respect to any non-Internet-related business similar to the Business Activities.

         4. COVENANT NOT TO SOLICIT EMPLOYEES. In addition, consistent with the foregoing, Seller further agrees that for a period of one (1) year after the Effective Time, neither it nor any of its subsidiaries will solicit or recruit for employment any then-current employee of Purchaser who formerly worked for Seller or a subsidiary thereof and was hired by Purchaser in connection with the transaction contemplated by the Merger Agreement.

         5. COVENANT NOT TO SOLICIT CUSTOMERS. Subject to the exceptions listed in Section 3(a), in further consideration of Purchaser's acquisition of Career Mosaic, Seller further agrees that for a period of one (1) year after the Effective Time, neither it nor any of its subsidiaries will by itself or in conjunction with any Person, solicit or call on as a client or customer or attempt to solicit or call on as a client or customer, for the purpose of Seller or any of its subsidiaries engaging in the Business Activities, any Person that has been a customer of Career Mosaic or the business conducted by Career Mosaic during the year prior to the Effective Time, or who is a


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successor to such a Person. Seller acknowledges and agrees that Seller has had material contact with such Persons.

         6. REASONABLENESS AND OPPORTUNITY TO CONSULT WITH COUNSEL. The covenants contained in Sections 2, 3, 4 and 5 are considered by the parties hereto to be fair, reasonable and necessary for the protection of the legitimate business interests of Purchaser and the conduct of the Business Activities. Purchaser and Seller have been represented by counsel throughout the negotiation of this Agreement and have had the opportunity to consult with counsel about every provision of this Agreement.

         7. EQUITABLE RELIEF. The parties mutually agree that if a violation of any covenant contained in Section 2, 3, 4 or 5 occurs, such violation will cause irreparable injury to Purchaser and the remedy at law for any such violation will be inadequate. Seller agrees, therefore, that upon any breach or anticipated breach by Seller of any of such Sections, Purchaser shall be entitled to appropriate equitable relief, including, but not limited to, a temporary restraining order and a preliminary injunction. Such equitable relief shall be in addition to any damages to which Purchaser may be entitled. The provisions of Sections 2, 3, 4 and 5 of this Agreement shall survive the execution and delivery of this Agreement pursuant to the terms of each such Section. Nothing in this provision or this Agreement shall limit any rights or remedies otherwise available to Purchaser under federal, state or local law.

         8. SEVERABILITY. In the event that any term or provision in this Agreement is held to be invalid, void, illegal or unenforceable in any respect, this Agreement shall not fail, but shall be deemed amended, to the extent necessary, to delete the void or unenforceable term or provision, and the remainder of this Agreement shall be enforced in accordance with its terms and shall not in any way be affected or impaired thereby. In the event that any term or provision of this Agreement is held to be overbroad or otherwise unreasonable, the same shall not fail, but shall be deemed amended only to the extent necessary to render it reasonable, and the parties agree to be bound by the same as thus amended.

         9. ENTIRE AGREEMENT. This Agreement (including the recitals set forth at the beginning), together with the Merger Agreement and the ancillary agreements thereto, set forth the entire Agreement and understanding of the parties with respect to the subject matter hereof in respect of the transactions contemplated by this Agreement, and supersedes all prior agreements, arrangements and understandings relating to the specific subject matter of this Agreement.

         10. GOVERNING LAW. The interpretation and construction of this Agreement shall be governed by the laws of the State of Georgia, without regard to the conflicts of laws principles thereof.

         11. AMENDMENT. This Agreement may be amended or modified only by a written amendment signed by both parties.

         12. NOTICES. Any notice or other communication to be given hereunder shall be in writing and shall be deemed sufficient when (i) mailed by United States certified mail, return receipt requested, (ii) sent by overnight carrier, (iii) sent by facsimile (with confirmation of


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receipt), or (iv) delivered in person, at the address set forth below, or such other address as a party may provide to the other in accordance with the procedure for notices set forth in this Section:

                  If to Purchaser:    333 Research Court, Suite 200
                                      Norcross, Georgia 30092
                                      Attn: Chief Executive Officer
                                      Facsimile: (770) 349-2401

                  with a copy (which shall not constitute notice) to:

                                      Alston & Bird LLP
                                      1201 West Peachtree Street
                                      Atlanta, Georgia 30309-3424
                                      Attn: J. Vaughan Curtis, Esq.
                                      Facsimile: (404) 881-7777

                  If to Seller:       555 Madison Avenue
                                      New York, New York 10022
                                      Attn: Chief Executive Officer
                                      Facsimile: __________________

                  with a copy (which shall not constitute notice) to:

                                      Jones, Day, Reavis & Pogue
                                      599 Lexington Avenue
                                      New York, New York 10022
                                      Attn: Thomas Bark, Esq.
                                      Facsimile: (212) 755-7306

         13. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto, any legal or equitable rights hereunder.

         14. HEADINGS. Headings and captions contained in this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

         15. VIOLATION. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which originally would have constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights or remedies the parties may have by law, statute, ordinance or otherwise.


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         16.      WAIVER. No waiver shall be effective against a party unless such waiver is in writing and signed by the waiving party. Failure to insist upon strict compliance with any of the terms or conditions of this Agreement at any one time shall not be deemed a waiver of such term or condition at any other time; nor shall any waiver or relinquishment of any right or power granted herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

         17. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all such counterparts together shall constitute one and the same agreement.

         18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each party. No party may assign this Agreement without the prior written consent of the other party and any attempt to do so shall be void. Nothing herein will be deemed to restrict the activities of any stockholder of Seller.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    SELLER:

                                    BERNARD HODES GROUP INC.



                                    By:   /s/ Robert Profusek
                                       ----------------------------------------
                                    Name: Robert Profusek
                                          -------------------------------------
                                    Title:
                                          -------------------------------------

                                    PURCHASER:

                                    HEADHUNTER.NET, INC.



                                    By:    /s/ Mark W. Partin
                                       ----------------------------------------
                                    Name:  Mark W. Partin
                                           ------------------------------------
                                    Title: Chief Financial Officer
                                           ------------------------------------



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